================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                          -----------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                 Date of Report:

                        (Date of earliest event reported)

                                October 28, 2004

                          ----------------------------

                                Sunningdale, Inc.

               (Exact name of registrant as specified in charter)

                                    Delaware

         (State or other Jurisdiction of Incorporation or Organization)

         1-9431                                           94-3012230
(Commission File Number)                       (IRS Employer Identification No.)

                              (Address of Principal
                         Executive Offices and zip code)

                                Billhurst Studio
                              Lingfield Common Road
                            Lingfield Surrey RH7 6B7
                                       UK

                                 +44 1342 833855

                             (Registrant's telephone
                          number, including area code)

                       936A Beachland Boulevard, Suite 13

                              Vero Beach, FL 32963

          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

================================================================================

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

         Information included in this Form 8-K may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). This information may involve known and unknown risks, uncertainties and other factors which may cause the Company's actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe the Company's future plans, strategies and expectations, are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend" or "project" or the negative of these words or other variations on these words or comparable terminology. These forward-looking statements are based on assumptions that may be incorrect, and there can be no assurance that any projections included in these forward-looking statements will come to pass. The Company's actual results could differ materially from those expressed or implied by the forward-looking statements as a result of various factors. Except as required by applicable laws, the Company undertakes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

Section 3 - Securities and Trading Markets

         Item 3.02  Unregistered Sales of Equity Securities

         On October 28, 2004 (the "Closing"), Sunningdale, Inc., a Delaware corporation ("Company") consummated the transactions contemplated by that certain Share Exchange Agreement ("Exchange Agreement"), dated September 22, 2004, by and among the Company, Advanced Aluminium Group Limited ("AAG"), the stockholders of AAG, and Keating Reverse Merger Fund, LLC ("KRM Fund"). Pursuant to the terms of the Exchange Agreement, the Company acquired all of the outstanding capital stock of AAG in exchange for the Company's issuance to the AAG stockholders of 2,295,000 shares of the Company's common stock. The issuance of the Company's shares of common stock to AAG's stockholders was exempt from registration under the Securities Act of 1933, as amended ("Securities Act") pursuant to Section 4(2) thereof.

         Following the Closing, the stockholders of AAG own 2,295,000 shares of the Company's common stock, or 90% of the outstanding shares of the Company's common stock, and the stockholders of the Company immediately prior to Closing ("Existing Stockholders") own 255,000 shares of the Company's common stock, or 10% of the outstanding shares of the Company's common stock.

         Under the Exchange Agreement, the Existing Stockholders also have anti-dilution protection in the event the Company: (i) issues any securities in any offering during the twelve (12) month period following the Closing, or (ii) issues any securities in connection with the license and/or acquisition by the Company of technology related to electricity-generating roadway ramps following Closing (collectively, the "Events"). In such cases, the Company is required to issue to the Existing Stockholders, in proportion to their respective ownership interests prior to Closing, such additional number of shares of common stock of the Company so that the Existing Stockholders shall own, in the aggregate, ten percent (10%) of the issued and outstanding shares of common stock of the Company, on a fully diluted basis, after giving effect to the Events.

Section 5 - Corporate Governance and Management

         Item 5.01  Changes In Control

          Effective as of the Closing, Kevin R. Keating resigned as sole director of the Company, and the newly-appointed board of directors of the Company consists of Nicholas A. Shrager, Charles K. Howe, and David W. Beale. Two director positions will remain vacant following the Closing, but these vacant positions are expected to be filled within thirty (30) days following Closing. Pursuant to the Exchange Agreement and a certain Voting Agreement among AAG, the stockholders of AAG and the KRM Fund (the "Voting Agreement"), one of the vacant director positions will be filled by a person designated by KRM Fund, which person shall be an independent director and a financial expert, qualified and available to serve on the Company's audit and compensation committee, and otherwise acceptable to the AAG stockholders ("KRM Fund Designee"). Under the terms of the Voting Agreement, the AAG stockholders have agreed to vote their shares of the Company's Common Stock to elect the KRM Fund Designee to the Company's board for a period of one year following the Closing. Under the terms of the Exchange Agreement, the remaining vacant director position will be filled by a person selected by the AAG stockholders and will be an independent director.

         The Company intends to form an audit committee shortly after Closing. The Company's newly-appointed board of directors has determined that its members do not include a person who is an "audit committee financial expert" within the meaning of the rules and regulations of the SEC. The board of directors has determined that each of its members is able to read and understand fundamental financial statements and has substantial business experience that results in that member's financial sophistication. One of the director positions to be filled within 30 days of the Closing will be a director who is an "audit committee financial expert". Accordingly, the board of directors believes that each of its members have the sufficient knowledge and experience necessary to fulfill the duties and obligations that an audit committee would fulfill.

         In connection with the Closing, the Company also entered into a financial advisory agreement with Keating Securities, LLC ("Keating Securities"), a registered broker-dealer, under which Keating Securities will be compensated by the Company for its advisory services rendered to the Company in connection with these transaction. The transaction advisory fee is $150,000. The financial advisory agreement also appoints Keating Securities as the Company's exclusive placement agent for private and public offerings of the Company's securities during the one year period following the Closing.

         The Company filed an Information Statement with the U.S. Securities and Exchange Commission on October 6, 2004 pursuant to Section 14(f) of the Exchange Act, and Rule 14f-1 promulgated thereunder, announcing the proposed. The Information statement was mailed on October 6, 2004 to the Company's stockholders of record as of October 5, 2004

         Other than the transactions and agreements disclosed in this Form 8-K, the Company knows of no arrangements which may result in a change in control of the Company.

         Business Overview

         AAG is a diversified producer of aluminum extrusions and manufactured parts located in the United Kingdom. Formed in October 2003, AAG brought together several well-established companies in order to provide complete one-stop aluminum extrusion services. AAG operates through the following wholly owned subsidiaries:

         Seco Aluminium Limited. Since 1965, Seco Aluminium Limited ("Seco") has been a leading provider of aluminum extrusion design and production services and specializes in meeting just-in-time delivery schedules. Seco provides complete supply-chain management including component design, fabrication, warehousing and delivery. Seco currently has about 130 employees. AAG acquired Seco in October 2003.

         WHJ Fagg and Son. WHJ Fagg and Son ("Fagg"), formed in 1965, provides precision engineering, tool making and volume production of machined aluminum components primarily for the automotive industry. Fagg currently has about 60 employees. AAG acquired Fagg in January 2004.

         Extrusions Direct. Extrusions Direct, a division of Seco, specializes in extrusion design, aluminum forming and machining, and aluminum welding and provides complete product manufacturing, assembly, warehousing and delivery.

         Climatix. Climatix specializes in the architectural design and manufacturing of heating and ventilating air conditioning systems.

         Aluminum is a high strength, lightweight, corrosive resistant, structural material that continues to replace steel, wood and other traditional materials due to its design versatility, low cost tooling and recycling ability. Aluminum extrusions are used by AAG's customers in a variety of products and industries including aerospace, automotive, hospitals, railway coaches and architectural applications (doors, windows and conservatories).

         AAG's companies are ISO accredited and its facilities are located in Essex, United Kingdom. It is presently negotiating for the purchase of a new factory in the Czech Republic in order to supply new and existing clients whose manufacturing facilities are located in the Czech Republic and southern Poland.

          Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

         In connection with the Closing of the transactions under the Exchange Agreement, Kevin R. Keating, the Company's sole director and its President, Secretary and Treasurer resigned effective as of the Closing. The resignation by Kevin R. Keating of his director and officer positions was not due to any disagreement with the Company.

         Prior to his resignation as a director Mr. Keating appointed the following persons to serve on the board of directors of the Company: Messrs. Nicholas A. Shrager, Charles K. Howe, and David W. Beale. The newly-appointed board of directors has also appointed new principal officers of the Company effective as of the Closing.

         The following are the biographies of the newly elected directors and principal officers:

         Nicholas A. Shrager, age 57, is the Chairman, Chief Executive Officer and President of the Company. Mr. Shrager was one of the two co-founders and directors of Advanced Aluminium Group Limited in 2003, serving as Chief Executive Director of the company and each of its subsidiaries. He has served as Chairman of Riverside Business Solutions, a consulting firm, since 1999. From 1994 to 1999, Mr. Shrager was a consultant with Riverside Management Consultants Limited, assisting clients in the areas of corporate strategy, acquisitions and marketing. From 1991 to 1994, Mr. Shrager was a Director of Old Nick's, a very successful enterprise focusing on retail liquor and beer sales. From 1987 until its sale in 1991, Mr. Shrager served as Chairman of The Shrager Group, a timber business in the United Kingdom. Mr. Shrager received an MBA from Southbank University in London where he specialized in international marketing.

         Stephen B. Goodacre, age 47, is the Chief Financial Officer and Treasurer of the Company. Since April 2002, Mr. Goodacre has been the Director of Blackwater Consulting Ltd., a financial recruitment and consultancy business. Mr. Goodacre was employed by Lehman Brothers Inc. from 1990 to 2002, where he held various positions including Head of International Management Accounting, Finance & Operations, Director for Lehman's Global Equity Derivatives operation and Head of European Expense Management. Mr. Goodacre was promoted to Vice President in 1994 and Senior Vice President in 2000. Prior to joining Lehman, he spent seven years with Philip Morris, serving last as UK Financial Planning Manager.

         Charles K. Howe, age 69, is a Director, Executive Vice President and Secretary of the Company. Mr. Howe was one of the two co-founders and directors of Advanced Aluminium Group Limited in 2003. Since 1985, he has been a director of CH Resources Ltd, a business consultancy, through which he has held directorships in a number of manufacturing companies. From 1971 to 1985, he was a board member and then Chief Executive Officer of Crystalate Holdings plc, a United Kingdom public company primarily engaged in the production of plastic moulding and the business of acoustic and electronic components, particularly for the telephone industry. He is a classics graduate from Cambridge University and a Past Master of the Worshipful Company of Horners in the City of London, and Chairman of its Educational Charity Trust.

         David W. Beale, age 63, is a Director of the Company. Mr. Beale has served as a director of Advanced Aluminium Group Limited since its acquisition of Seco Aluminium Limited in 2003 where Mr. Beale was employed in various senior positions since 1996. Prior thereto, he held senior positions with Boal UK Ltd (1992 to 1996), Stanton plc (1987 to 1992) and GEC Turbine Generators Ltd (1980 to 1987). He is the current Senior Vice President of the Aluminium Federation, a national non-profit organization representing the aluminum industry in the United Kingdom. He is a graduate of Oxford University and a Chartered Engineer

         Two director positions will remain vacant following the Closing, but these vacant positions are expected to be filled within thirty (30) days following Closing. Pursuant to the Exchange Agreement and the Voting Agreement, one of the vacant director positions will be filled by a person designated by KRM Fund, which person shall be an independent director and a financial expert, qualified and available to serve on the Company's audit and compensation committee, and otherwise acceptable to the AAG stockholders ("KRM Fund Designee"). Under the terms of the Voting Agreement, the AAG stockholders have agreed to vote their shares of the Company's Common Stock to elect the KRM Fund Designee to the Company's board for a period of one year following the Closing. Under the terms of the Exchange Agreement, the remaining vacant director position will be filled by a person selected by the AAG stockholders and will be an independent director.

         None of the new officers or directors have been involved in any transaction with the Company or any of its directors, executive officers or affiliates that is required to be disclosed pursuant to the rules and regulations of the Securities and Exchange Commission, other than with respect to the transactions that have been described herein. None of the new directors and officers has been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, or has been a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) during the past five years, that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

         Effective as of the Closing, the Company entered into an employment agreement with Nicholas A. Shrager and Charles K. Howe. The terms of each of those employment agreements is as follows:

         Nicholas A. Shrager

         Mr. Shrager is to be retained as the Chairman of the Company at an annual salary of $150,000. His annual salary shall increase automatically to $200,000 if certain revenue targets for the Company established by the board of directors are achieved for the 2005 fiscal year. Mr. Shrager will be entitled to a bonus equal to 25% of his annual base salary, provided certain financial performance measures relating to the Company's revenues and EBITDA are reached, beginning with the 2004 fiscal year of the Company. Mr. Shrager will be entitled to participate in all benefit plans maintained by the Company for senior personnel, including, without limitation, any stock incentive plan maintained by or to be adopted by the Company. He shall be entitled to six (6) weeks paid vacation annually, and the Company shall secure "key man" life insurance on Mr. Shrager's life in an amount to be determined. With respect to termination, if Mr. Shrager is terminated "without cause" or voluntarily terminates his employment with the Company for "good reason" (such terms to be defined), he shall be entitled to severance equal to: (a) 50% of his annual base salary if such termination occurs on or prior to June 30, 2005; (b) 100% of his base salary plus prior year's bonus if such termination occurs on July 1, 2005 but before January 1, 2006; and (c) 100% of his base salary plus his average bonus for the prior two fiscal years of the Company if such termination occurs on or after January 1, 2006. Mr. Shrager's Employment Agreement will provide for standard restrictive covenants concerning non-solicitation of business, non-enticement of personnel, confidentiality and non-disclosure, and non-competition. It is expected that the terms of Mr. Shrager's Employment Agreement will be reviewed and approved by the Company's board of directors in connection with the execution of a definitive agreement incorporating the foregoing terms.

Charles K. Howe

         Mr. Howe shall be employed by the Company as an executive-level consultant. The terms of his employment agreement with the Company shall substantially mirror the terms of the employment agreement described above for Mr. Shrager, except that Mr. Howe's annual consulting fee initially shall be $100,000, which shall increase automatically to $150,000 per year if certain revenue targets for the Company established by the board of directors are achieved for the 2005 fiscal year.

         The Board has not yet determined the Board committees to which each new director will be named. Upon such determination, the Company shall file an amendment to this Form 8-K.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change of Fiscal Year.

         Effective as of the Closing, the board of directors of the Company changed the fiscal year end of the Company from September 30 to December 31, effective for the fiscal year ending December 31, 2004. These change of fiscal year was effected so that the Company's fiscal year end would be consistent with the fiscal year end of AAG, whose financial statements will become the historical financial statements of the Company following the Closing.

Section 9 - Financial Statements and Exhibits

         Item 9.01  Financial Statements and Exhibits.

(a) Financial statements of business acquired.

ADVANCED ALUMINIUM GROUP LTD AND SUBSIDIARIES
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

                                                                                                            Page
                                                                                                            ----
Report of Independent Registered Public Accounting Firm ...................................................F-1

Consolidated Balance Sheets - Consolidated balance sheets of Advanced Aluminium

   Group Ltd. and its Subsidiaries as of June 30, 2004 (unaudited) and December 31, 2003,

   and of Seco Aluminium Ltd. (as Predecessor Company) as of October 19, 2003 and

   December 31, 2002.......................................................................................F-2

Consolidated Statements of Operations - Consolidated statements of operations of Advanced

   Aluminium Group Ltd. and its Subsidiaries for the six months ended June 30, 2004

   (unaudited) and for the period from October 20, 2003 (inception) to December 31, 2003,

   and of Seco Aluminium Ltd. (as Predecessor Company) for the six months ended

   June 30, 2003 (unaudited) and for the period from January 1, 2003 to October 19, 2003 and for the year ended December 31, 2002................................................................F-3

Consolidated Statements of Stockholders' Equity (Deficit) and Comprehensive Income

   (Loss) - Consolidated statements of stockholders' equity (deficit) and comprehensive income

   (loss) of Advanced Aluminium Group Ltd. and its Subsidiaries for the period from

   October 20, 2003 (inception) to December 31, 2003 and for the six months ended

   June 30, 2004 (unaudited)...............................................................................F-4

Consolidated Statements of Cash Flows - Consolidated statements of cash flows of

   Advanced Aluminium Group Ltd. and its Subsidiaries for the six months ended

   June 30, 2004 (unaudited) and for the period from October 20, 2003 (inception) to

   December 31, 2003, and of Seco Aluminium Ltd. (as Predecessor Company) for the six

   months ended June 30, 2003 (unaudited) and for the period from January 1, 2003 to

   October 19, 2003 and for the year ended December 31, 2002...............................................F-5

Notes to Consolidated Financial Statements.................................................................F-7

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

   Advanced Aluminium Group Ltd.

We have audited the accompanying consolidated balance sheet of Advanced Aluminium Group Ltd. and its subsidiaries (the "Company") as of December 31, 2003, and the related consolidated statements of operations, stockholders' equity (deficit) and comprehensive income (loss), and cash flows for the period from October 20, 2003 (inception) to December 31, 2003; and the accompanying consolidated balance sheets of Seco Aluminium Ltd. (Predecessor Company) as of October 19, 2003 and December 31, 2002 and the related consolidated statements of operations and cash flows for the period from January 1, 2003 to October 19, 2003 and for the year ended December 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2003, and the consolidated results of their operations and their cash flows for the period from October 20, 2003 (inception) to December 31, 2003; and the consolidated financial position of the Predecessor Company as of October 19, 2003 and December 31, 2002 and the results of their operations and their cash flows for the period from January 1, 2003 to October 19, 2003, and for the year ended December 31, 2002, in conformity with accounting principles generally accepted in the United States of America.

                                                 MOORE STEPHENS, P. C.
                                                 Certified Public Accountants.
                                                 /s/ MOORE STEPHENS, P. C.
New York, New York
September 7, 2004

ADVANCED ALUMINIUM GROUP LTD AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS OF U.S. DOLLARS)
--------------------------------------------------------------------------------

                                                           Advanced Aluminium Group, Ltd.
                                                           ------------------------------
                                                                  and Subsidiaries                      Predecessor Company
                                                                  ----------------                      -------------------
                                                            June 30,          December 31,          October 19,        December 31
                                                            --------          ------------          -----------        -----------
                                                            2 0 0 4             2 0 0 3               2 0 0 3            2 0 0 2
                                                           --------             --------             --------            --------
                                                          (Unaudited)
                                                          -----------
Assets:
Current Assets:
   Cash and Cash Equivalents                               $    341             $    150             $     25            $     --
   Accounts Receivable - Net                                  7,154                6,312                6,549               5,342
   Inventories                                                2,049                1,618                1,293               1,450
   Current Deferred Taxes                                        27                    8                    6                  20
   Other Current Assets                                          30                  156                  215                 238
                                                           --------             --------             --------            --------

   Total Current Assets                                       9,601                8,244                8,088               7,050

Property, Plant and Equipment - Net                           4,543                3,063                3,850               3,945

Intangible Assets, Net of Accumulated

   Amortization of $50                                          556                   --                   --                  --

Non-Current Deferred Taxes                                       --                   55                   57                   1
                                                           --------             --------             --------            --------

   TOTAL ASSETS                                            $ 14,700             $ 11,362             $ 11,995            $ 10,996
                                                           ========             ========             ========            ========

Liabilities and Stockholders' Equity (Deficit):
Current Liabilities:
   Short-Term Borrowings and Credit
   Agreements                                              $  4,858             $  6,332             $  2,271            $  2,329
   Accounts Payable                                           5,174                4,445                4,326               3,950
   Income Taxes Payable                                         112                   75                   92                  --
   Current Portion of Long-Term Debt                            363                   --                   --                  --
   Other Current Liabilities                                    903                  675                  550                 621
                                                           --------             --------             --------            --------

   Total Current Liabilities                                 11,410               11,527                7,239               6,900

Long-Term Debt, Less Current

   Portion                                                    3,749                   --                   --                  --

Non-Current Deferred Taxes                                       78                   --                   --                  --
                                                           --------             --------             --------            --------

   Total Liabilities                                         15,237               11,527                7,239               6,900
                                                           --------             --------             --------            --------

Stockholders' Equity (Deficit):
   Common Stock, $2 Per Share Stated
     Value; 1,000 Shares Authorized, Issued
     and Outstanding                                              2                    2                1,569               1,569
   Retained Earnings (Deficit)                                 (536)                (164)               2,614               2,195
   Accumulated Other Comprehensive Income:
   Cumulative Translation Adjustment                             (3)                  (3)                 573                 332
                                                           --------             --------             --------            --------

   Total Stockholders' Equity (Deficit)                        (537)                (165)               4,756               4,096
                                                           --------             --------             --------            --------

   Total Liabilities and Stockholders'
     Equity                                                $ 14,700             $ 11,362             $ 11,995            $ 10,996
                                                           ========             ========             ========            ========

The Accompanying Notes are an Integral Part of the Consolidated Financial Statements.

ADVANCED ALUMINIUM GROUP LTD AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS OF U.S. DOLLARS)
--------------------------------------------------------------------------------

                                          Advanced Aluminium Group, Ltd.
                                          ------------------------------
                                                  and Subsidiaries                              Predecessor Company
                                                  ----------------              ---------------------------------------------------
                                          Six months         October 20,        Six months         January 1,
                                          ----------         -----------        ----------         ----------
                                           ended               2003 to             ended             2003 to            Year ended
                                           -----               -------             -----             -------            ----------
                                          June 30,           December 31,         June 30,          October 19,         December 31,
                                          --------           ------------         --------          -----------         ------------
                                          2 0 0 4              2 0 0 3             2 0 0 3             2 0 0 3           2 0 0 2
                                         --------             --------             --------            --------          --------
                                        (Unaudited)                              (Unaudited)
                                        -----------                              -----------
Net Sales                                $ 14,544             $  4,194             $ 10,179            $ 17,053          $ 21,746

Cost of Sales                              13,032                4,004                9,270              15,311            20,845
                                         --------             --------             --------            --------          --------

   Gross Profit                             1,512                  190                  909               1,742               901

Selling, General and
   Administrative Expenses                  1,668                  268                  654               1,055             1,333
                                         --------             --------             --------            --------          --------

   Income (Loss) from
     Operations                              (156)                 (78)                 255                 687              (432)

Interest Expense                              280                  122                   64                 148               126
                                         --------             --------             --------            --------          --------

   Income Before Income
     Taxes                                   (436)                (200)                 191                 539              (558)

Provision For Income Tax
   Expense (Benefit)                          (64)                 (36)                  42                 120               (48)
                                         --------             --------             --------            --------          --------

   Net Income (Loss)                     $   (372)            $   (164)            $    149            $    419          $   (510)
                                         ========             ========             ========            ========          ========

The Accompanying Notes are an Integral Part of the Consolidated Financial Statements.

ADVANCED ALUMINIUM GROUP LTD AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT) AND COMPREHENSIVE INCOME (LOSS)
(IN THOUSANDS OF U.S. DOLLARS)
--------------------------------------------------------------------------------

                                                                                                Accumulated        Total
                                                                                                -----------        -----
                                  Comprehensive                                    Retained         Other       Stockholders'
                                  -------------                                    --------         -----       -------------
                                     Income              Common Stock              Earnings     Comprehensive      Equity
                                     ------              ------------              --------     -------------      ------
                                     (Loss)          Shares         Amount          (Deficit)       (Loss)         (Deficit)
                                     ------          ------         ------          ---------       ------         ---------
Inception - October 20, 2003        $    --              --         $    --         $    --         $    --         $    --

Issuance of Common Stock

   For Cash                              --           1,000               2              --              --               2

Net Loss                               (164)             --              --            (164)             --            (164)

Effect of Currency

   Translation in Period                 (3)             --              --              --              (3)             (3)
                                    -------         -------         -------         -------         -------         -------

                                    $  (167)
                                    =======

   Balances -

     December 31, 2003                                1,000               2            (164)             (3)           (165)

Net Loss (Unaudited)                $   (372)                                          (372)                           (372)

Effect of Currency

   Translation In Period

   (Unaudited)                           --              --              --              --              --              --
                                    -------         -------         -------         -------         -------         -------

                                    $  (372)
                                    =======
   Balances - June 30,

     2004 (Unaudited)                                1,000          $     2         $  (536)        $    (3)        $  (537)
                                                    =======         =======         =======         =======         =======

The Accompanying Notes are an Integral Part of the Consolidated Financial Statements.

ADVANCED ALUMINIUM GROUP LTD AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS OF U.S. DOLLARS)
--------------------------------------------------------------------------------

                                       Advanced Aluminium Group, Ltd.
                                       ------------------------------
                                              and Subsidiaries                           Predecessor Company
                                              ----------------              -------------------------------------------
                                          Six months     October 20,        Six months       January 1,
                                          ----------     -----------        ----------       ----------
                                              ended          2003 to         ended           2003 to         Year ended
                                              -----          -------         -----           -------         ----------
                                             June 30,       December 31,      June 30,       October 19,   December 31,
                                             --------       ------------      --------       -----------   ------------
                                              2 0 0 4         2 0 0 3         2 0 0 3         2 0 0 3         2 0 0 2
                                              -------         -------         -------         -------         -------
                                            (Unaudited)                    (Unaudited)
                                            -----------                    -----------
Operating Activities:

   Net Income (Loss)                          $  (372)        $  (164)        $   149         $   419         $  (510)
   Adjustments to Reconcile Net
     Income (Loss) to Cash From
     Operations:
     Depreciation and Amortization                606             111             417             657             817

   Changes in Assets and Liabilities:
     Decrease (Increase):
       Receivables                                291             541             123            (877)            730
       Inventories                                  5            (231)             87             226             (17)
       Other Current Assets                       238              66             207              (3)            (65)

     Increase (Decrease):
       Accounts Payable                            59            (107)           (375)            154            (579)
       Taxes                                       18             (19)             --              88             (48)
Other Current Liabilities                         136              86              90            (101)            119
                                              -------         -------         -------         -------         -------

   Net Cash - Operating
     Activities                                   981             283             698             563             447
                                              -------         -------         -------         -------         -------

Investing Activities:
   Cash Paid for Seco
     Acquisition, Net of Cash Acquired             --          (3,874)             --              --              --
   Cash Paid for Fagg
     Acquisition, Net of Cash Acquired           (732)             --              --              --              --
   Capital Expenditures                          (826)            (87)           (280)           (362)           (595)
                                              -------         -------         -------         -------         -------

   Net Cash - Investing
     Activities                                (1,558)         (3,961)           (280)           (362)           (595)
                                              -------         -------         -------         -------         -------

Financing Activities:
   Net Changes to Short-Term
     Borrowings                                (2,782)          3,570            (433)           (177)            116
   Borrowing of Long-Term Debt                  3,726              --              --              --              --
   Payment of Long-Term Debt                     (175)             --              --              --              --
   Issuance of Common Stock                        --               2              --              --              --
                                              -------         -------         -------         -------         -------

   Net Cash - Financing
     Activities                                   769           3,572            (433)           (177)            116
                                              -------         -------         -------         -------         -------

Effect Of Exchange Rates
     Changes on Cash                               (1)            231              15               1              32
                                              -------         -------         -------         -------         -------

   Net Increase (Decrease) in
     Cash - Forward                           $   191         $   125         $    --         $    25         $    --

The Accompanying Notes are an Integral Part of the Consolidated Financial Statements.

ADVANCED ALUMINIUM GROUP LTD AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS OF U.S. DOLLARS)
--------------------------------------------------------------------------------

                                            Advanced Aluminium Group, Ltd.
                                            ------------------------------
                                                 and Subsidiaries                            Predecessor Company
                                                 ----------------              --------------------------------------------
                                            Six months      October 20,        Six months       January 1,
                                            ----------      -----------        ----------       ----------
                                              ended          2003 to             ended           2003 to         Year ended
                                              -----          -------            -----           -------         ----------
                                             June 30,      December 31,        June 30,        October 19,      December 31,
                                             --------      ------------        --------        -----------      ------------
                                              2 0 0 4        2 0 0 3           2 0 0 3          2 0 0 3           2 0 0 2
                                              -------       -------            -------          -------           -------
                                            (Unaudited)                      (Unaudited)
                                            -----------                      -----------
   Net Increase (Decrease) in
     Cash - Forwarded                            $191             $125             $ --             $ 25             $ --

Cash - Beginning of Periods                       150               25               --               --               --
                                                 ----             ----             ----             ----             ----

Cash - End of Periods                            $341             $150             $ --             $ 25             $ --
                                                 ====             ====             ====             ====             ====

Supplemental Cash Flow Information:
   Cash paid during the periods for:
     Interest                                    $284             $116             $ 64             $141             $126
     Income Taxes                                $ --             $ --             $ --             $ --             $ --
     Debt Issued for Fagg
       Acquisition                               $675             $ --             $ --             $ --             $ --

The Accompanying Notes are an Integral Part of the Consolidated Financial Statements.

ADVANCED ALUMINIUM GROUP LTD AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

(1) Business

Advanced Aluminium Group Ltd (the "Company"), through its operating subsidiaries, is a diversified producer of aluminum extrusions and manufactured parts. The Company's two principal operating subsidiaries are Seco Aluminium Ltd. ("Seco" or the "Predecessor Company") and W.H.J. Fagg & Son Ltd. ("Fagg"), both of which are located in England. The Company's customers are also based in England. Seco is a provider of aluminum extrusion design and production services, providing complete supply-chain management including component design, fabrication, warehousing and delivery. Fagg provides precision engineering, tool making and volume production of machined (primarily aluminum) components principally for the automotive industry. Fagg was acquired effective February 1, 2004.

(2) Organization and Basis of Presentation

The Company is incorporated under the laws of England.

Effective October 20, 2003, the Company acquired all of the outstanding capital stock of Advanced Aluminium Industries, Ltd. ("AAI"). AAI's activities as of the date of acquisition consisted solely of the ownership of Seco, which was acquired by AAI on October 20, 2003.

Since October 20, 2003 ("Inception") the Company's activities consisted solely of activities related to the operation of AAI and Seco. Such activities, which were not significant, have been included in the consolidated statement of operations for the Company for the period from inception through December 31, 2003. The primary operating activities included in the consolidated statement of operations for the Company for the period from Inception through December 31, 2003 are those of Seco, which became an indirect subsidiary of the Company, through its AAI subsidiary, on October 20, 2003.

The consolidated balance sheets as of October 19, 2003 and December 31, 2002 and the consolidated statements of operations and cash flows for the period from January 1, 2003 to October 19, 2003, the six months ended June 30, 2003 and the year ended December 31, 2002 represent the financial position and results of operations and cash flows of the Predecessor Company through the date of acquisition. The consolidated balance sheets as of June 30, 2004 and December 31, 2003 and consolidated statements of operations and cash flows for the period from Inception to December 31, 2003 and the six months ended June 30, 2004 represent the consolidated financial position and results of operations and cash flows for the Company and its wholly-owned direct and indirect subsidiaries.

The Company's direct wholly-owned subsidiaries include:

       Direct Subsidiary                     Country of Incorporation   Principal Activity
       -----------------                     ------------------------   ------------------
Advanced Aluminium Industries Limited              England               Investment holding company
Advanced Aluminium Estates Limited                 England               Real estate holding company
Advanced Aluminium Power Limited                   England               Dormant
Advanced Aluminium Climatix Limited                England               Dormant
Advanced Aluminium Limited                         England               Service company

ADVANCED ALUMINIUM GROUP LTD AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

(2) Organization and Basis of Presentation (Continued)

The Company's indirect wholly-owned subsidiaries include:

                                                 Country of
                                                 ----------
      Indirect Subsidiary                       Incorporation            Principal Activity              Owned By
      -------------------                       -------------            ------------------              --------
SECO Aluminium Limited                          England           Aluminium extruder                      AAI
W.H.J. Fagg & Son Ltd.                          England           Aluminium machined parts                AAI
Extrusions Direct Limited                       England           Aluminium extrusion services            Seco
Supply 2000 Limited                             England           Aluminium extrusion services            Seco

The accounts of Fagg have been included since February 1, 2004 the date on which AAI acquired all of the outstanding capital stock of Fagg.

The financial statements as of June 30, 2004 and for six months ended June 30, 2004 and 2003 are unaudited, however, in the opinion of the management of the Company and its subsidiaries, all adjustments (consisting solely of normal recurring adjustments) necessary to a fair presentation of the financial statements for these interim periods have been made. The results for the interim period ended June 30, 2004 are not necessarily indicative of the results to be obtained for a full fiscal year.

(3) Significant Accounting Policies

Principles of Consolidation - The consolidated financial statements of the Company include the accounts of its wholly-owned direct and indirect subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

Foreign Currency - The Company headquarters and principal business operations are located in England. Although most purchase contracts for aluminum are denominated in U.S. dollars, all other expenses and all revenues are denominated in UK Pound Sterling. As such, management has determined that the functional currency for financial reporting purposes is the UK Pound Sterling. Translation into U.S. dollars have been translated in the following manner: assets and liabilities using the exchange rates in effect at the balance sheet date, stockholders equity at historical rates, and results of operations and cash flows at the average exchange rates during the period. The effect of exchange rate changes are reflected as a separate component of stockholders' equity.

Use of Estimates - The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the periods reported. Actual results could differ from those estimates.

Cash and Cash Equivalents - The Company considers all highly liquid debt securities purchased with an original maturity of three months or less to be cash equivalents.

ADVANCED ALUMINIUM GROUP LTD AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

(3) Significant Accounting Policies (Continued)

Inventories - Inventories consist primarily of raw materials (principally aluminum billets, extrusions and bar stock) and work in process/finished goods, (aluminum extrusions and machined parts). Inventories are stated at the lower of cost (first-in, first-out method) or market. Inventories consist of:

                                                              Advanced Aluminium
                                                              ------------------
                                                                   Group Ltd
                                                                   ---------
                                                               and Subsidiaries               Predecessor Company
                                                               ----------------               -------------------
                                                        June 30,       December 31,      October 19,    December 31,
                                                        --------       ------------      -----------    ------------
                                                         2 0 0 4          2 0 0 3          2 0 0 3         2 0 0 2
                                                         -------          -------          -------         -------
                                                      (Unaudited)
                                                      -----------
                                                                         (In thousands of U.S. dollars)
Raw Materials                                        $     1,078       $        555    $        424     $        581
Work in Process and Finished Goods                           971              1,063             869              869
                                                     -----------       ------------    ------------      -----------

   Totals                                            $     2,049       $      1,618    $      1,293     $      1,450
                                                     ===========       ============    ============     ============

Income Taxes - The Company accounts for income taxes under the liability method, whereby current and deferred tax assets and liabilities are determined based on tax rates and laws enacted as of the balance sheet date. Deferred tax expense (benefit) represents the change in the deferred tax asset/liability balance.

Property, Plant and Equipment - Property and equipment is stated at cost. Depreciation is computed principally using the straight-line method. The estimated useful lives are:

Buildings and Improvements                           50 Years
Equipment, Furniture and Fixtures                    3 to 15 Years
Vehicles                                             3 to 5 Years

Expenditures for maintenance and repairs which do not materially extend the useful lives of property, plant and equipment are charged to earnings. When property or equipment is sold or otherwise disposed of, the cost and related accumulated depreciation are removed from the respective accounts with the resulting gain or loss reflected in earnings. Property, plant and equipment consists of the following:

                                                              Advanced Aluminium
                                                              ------------------
                                                                   Group Ltd
                                                                   ---------
                                                               and Subsidiaries               Predecessor Company
                                                               ----------------               -------------------
                                                        June 30,       December 31,      October 19,    December 31,
                                                        --------       ------------      -----------    ------------
                                                         2 0 0 4          2 0 0 3          2 0 0 3         2 0 0 2
                                                         -------          -------          -------         -------
                                                       (Unaudited)
                                                       -----------
                                                                      (In thousands of U.S. dollars)
Land, Buildings and Improvements                     $     1,124       $        811    $      1,658     $      1,572

Equipment, Furniture and Fixtures                          9,185              7,472           7,017            6,326

Vehicles                                                     111                 52              83               79
                                                     -----------       ------------    ------------     ------------

Totals                                                    10,420              8,335           8,758            7,977

Less Accumulated Depreciation                             (5,877)            (5,272)         (4,908)          (4,032)
                                                     -----------       ------------    ------------     ------------

  Property, Plant and Equipment - Net                $     4,543       $      3,063    $      3,850     $      3,945
                                                     ===========       ============    ============     ============

Depreciation expense was $556,000 for the six months ended June 30, 2004, $111,000 for the period ended December 31, 2003, $417,000 for the six months ended June 30, 2003, $657,000 for the period from January 1, 2003 to October 20, 2003, and $817,000 for the year ended December 31, 2002.

ADVANCED ALUMINIUM GROUP LTD AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

(3) Significant Accounting Policies (Continued)

Intangibles - Intangibles, which consist of customer lists, are recorded at cost and are amortized utilizing the straight-line method over a period of 5 years. When changing circumstances warrant, the Company evaluates the carrying value and the period of amortization based on the current and expected future undiscounted cash flows from operations to determine whether a revised estimate of carrying value or useful life is required.

Year ended                                                     Total
----------                                                     -----
December 31,                                     (In thousands of U.S. dollars)
------------                                      ----------------------------
2004 (including $50 recorded through June 30, 2004)             $111
2005                                                             121
2006                                                             121
2007                                                             121
2008                                                             121
Thereafter                                                        11
                                                                ----
Total                                                           $606
                                                                ====

Revenue Recognition - The Company recognizes revenue after its product is shipped and collectibility is reasonably assured.

Net Revenues - Net revenues include the amounts charged for products shipped to customers, plus recoveries of the freight charges to ship the product from the manufacturing facility to the customer.

Cost of Sales - Cost of sales includes the direct cost of the product, including material, labor, overhead, depreciation and the freight charges to ship the product to the customer.

Selling, General and Administrative Expenses - Selling general and administrative expenses include costs for sales and administrative employee wages, benefits, legal, accounting and consulting services and other general and administrative costs.

Impairment of Long-Lived Assets - The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. When such factors and circumstances exist, the projected undiscounted future cash flows associated with the future use and disposal of the related asset or group of assets is compared to their respective carrying amounts. Impairment, if any, is measured as the excess of the carrying amount over the fair value, based on market value when available, or discounted expected cash flows, of those assets and is recorded in the period in which the determination is made.

ADVANCED ALUMINIUM GROUP LTD AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

(3) Significant Accounting Policies (Continued)

Fair Value of Financial Instruments - The Company adopted Statement of Financial Accounting Standards ("SFAS") No.107, "Disclosure about Fair Value of Financial Instruments," which requires disclosing fair value, to the extent practicable, for financial instruments which are recognized or unrecognized in the balance sheet. The fair value of the financial instruments disclosed herein is not necessarily representative of the amount that could be realized or settled, nor does the fair value amount consider the tax consequences of realization or settlement.

In assessing the fair value of these financial instruments, the Company used a variety of methods and assumptions, which were based on estimates of market conditions and risks existing at that time. For certain instruments, including cash and cash equivalents, related party and trade and notes payable, it was assumed that the carrying amount approximated fair value for the majority of these instruments because of their short maturities.

The fair value of long-term debt is based upon current rates at which the Company could borrow funds with similar remaining maturities. It was assumed that the carrying amount approximated fair value for these instruments.

Research and Development Costs - The Company does not have a research and development department. The development activity generally relates to designing new products, which is principally done by employees with general administrative or other operating responsibility. As such, the Company does not separately account for such costs. However, management believes the total amount expended on these activities are not significant. All such costs are expensed as incurred.

Advertising - The Company expenses advertising costs as incurred. Advertising expenses were approximately $6,000 for the six months ended June 30, 2004, $2,000 for the period from October 20, 2003 to December 31, 2003, $4,000 for the six months ended June 30, 2003, $6,000 for the period from January 1, 2003 to October 19, 2003, and $12,000 for the year ended December 31, 2002.

Stock-Based Compensation - The Company accounts for its employee stock-based compensation using the intrinsic value method in accordance with Accounting Principles Board Opinion ("APBO") No. 25, "Accounting for Stock Issued to Employees, and related Interpretations." The Company makes disclosures regarding employee stock-based compensation using the fair value method in accordance with SFAS 123, "Accounting for Stock-Based Compensation."

Earnings (Loss) Per Share - Basic earnings (loss) per share is computed by dividing net income (loss) by the weighted-average number of vested common shares outstanding for the period. Diluted earnings (loss) per share is computed giving effect to all potentially dilutive common stock.

Recent Accounting Pronouncements - In May 2003, the Financial Accounting Standards Board ("FASB") issued SFAS 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." SFAS 150 changes the accounting guidance for certain financial instruments that, under previous guidance, could be classified as equity or "Mezzanine" equity by now requiring those instruments to be classified as liabilities (or assets in some circumstances) on the balance sheet. Further, SFAS 150 requires disclosure regarding the terms of those instruments and settlement alternatives. SFAS 150 is generally effective for all financial instruments entered into or modified after May 31, 2003, and is otherwise effective at the beginning of the first interim period beginning after June 15, 2003. The adoption of SFAS 150 did not have a material impact on the Company's financial position, results of operations or cash flows.

ADVANCED ALUMINIUM GROUP LTD AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

(3) Significant Accounting Policies (Continued)

Recent Accounting Pronouncements (Continued) - In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities." SFAS 149 amends SFAS 133 to clarify the definition of a derivative and incorporate many of the implementation issues cleared as a result of the Derivatives Implementation Group process. This statement is effective for contracts entered into or modified after June 30, 2003, and should be applied prospectively after that date. The adoption of SFAS 149 is not expected to have a material effect on the financial statements.

In December 2002, the FASB issued SFAS 148 "Accounting for Stock-Based Compensation-- Transition and Disclosure--an amendment of SFAS 123." SFAS 148 provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation from the intrinsic value-based method of accounting prescribed by APBO 25. As allowed by SFAS 123, the Company has elected to continue to apply the intrinsic value-based method of accounting, and has adopted the disclosure requirements of SFAS 123. The Company currently does not anticipate adopting the provisions of SFAS 148.

In July 2002, the FASB issued SFAS 146, "Accounting for Costs Associated with Exit or Disposal Activities." SFAS 146 provides new guidance on the recognition of costs associated with exit or disposal activities. The standard requires companies to recognize costs associated with exit or disposal activities when they are incurred rather than at the date of commitment to an exit or disposal plan. SFAS 146 supersedes previous accounting guidance provided by the EITF Issue 94-3 "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." EITF Issue 94-3 required recognition of costs at the date of commitment to an exit or disposal plan. SFAS 146 is to be applied prospectively to exit or disposal activities initiated after December 31, 2002. Early application is permitted. The adoption of SFAS 146 by the Company is not expected to have a material impact on the Company's financial position, results of operations, or cash flows.

In April 2002, the FASB issued SFAS 145, "Rescission of FASB Statements 4, 44, and 64, Amendment of FASB Statement 13, and Technical Corrections." Among other things, this statement rescinds FASB Statement 4, "Reporting Gains and Losses from Extinguishment of Debt" which required all gains and losses from extinguishment of debt to be aggregated and, if material, classified as an extraordinary item, net of related income tax effect. As a result, the criteria in APB Opinion 30, "Reporting the Results of Operations --Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions," will now be used to classify those gains and losses. The provisions of SFAS 145 related to the classification of debt extinguishment are effective for years beginning after May 15, 2002. The adoption of SFAS 145 by the Company is not expected to have a material impact on the Company's financial position, results of operations, or cash flows.

(4) Acquisitions

On October 20, 2003, the Company purchased all of the outstanding shares of the Predecessor Company through its wholly-owned AAI subsidiary, for cash of approximately $3.9 million, including acquisition costs of approximately $125,000. Accordingly, the results of operations of Seco are included in the consolidated financial statements of the Company from the date of acquisition. Because the total purchase price was less than the net book value of the Predecessor Company, no allocation of the purchase price was made, and the amount paid below net book value of approximately $913,000 was recorded as a reduction to land, buildings and improvements.

ADVANCED ALUMINIUM GROUP LTD AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

(4) Acquisitions (Continued)

On January 31, 2004, the Company purchased all of the outstanding shares of W.H.J. Fagg & Son Ltd. ("Fagg") through its wholly-owned AAI subsidiary, for a total investment of approximately $1.4 million including transaction related costs of $64,000. Payment was made in the form of cash of $739,000 and notes in the amount of $675,000. Fagg provides precision engineering, tool making and volume production of machined aluminum components principally for the automotive industry. Fagg's engineering and machining capabilities are complementary to the extrusion business of Seco. The investment in excess of the net book value of Fagg has been allocated to intangible assets, representing the value assigned to Fagg's customer list, and is being amortized over five years using the straight-line method. The results of operations of Fagg are included in the consolidated financial statements of the Company beginning February 1, 2004.

The following condensed balance sheet information has been derived from the audited balance sheet of Fagg as of January 31, 2004.

The assets acquired including the cost in excess of net assets acquired and liabilities assumed in the acquisition of Fagg are as follows:

                                                   (In thousands of U.S.dollars)
                                                    ---------------------------
Tangible Assets acquired at Fair Value                    $      2,725
Cost in excess of net assets acquired (customer lists)             606
Liabilities Assumed at Fair Value                               (1,917)
                                                          ------------
Total Purchase Price                                      $      1,414
                                                          ============

Selected unaudited proforma combined results of operations for the years ended December 31, 2003 and 2002, assuming that the Predecessor Company and Fagg acquisitions occurred on January 1, 2003 and 2002, including activity subsequent to their actual acquisitions is as follows:

                                                                           Year Ended
                                                                           ----------
                                                                            December
                                                                            --------
                                                                     2003                2002
                                                                     ----                ----
                                                                (In thousands of U.S. dollars)
                                                                 ----------------------------
Net Sales:
   Predecessor Company and the Company from Inception             $ 21,308              $ 21,746
   Fagg                                                              5,034                 3,388
                                                                  --------              --------
   Combined                                                       $ 26,342              $ 25,134
                                                                  ========              ========
Net Income:
   Predecessor Company and the Company from Inception             $   (108)             $ (1,001)
   Fagg                                                               (155)                 (100)
                                                                  --------              --------
   Combined                                                       $   (263)             $ (1,101)
                                                                  ========              ========

ADVANCED ALUMINIUM GROUP LTD AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

(4) Acquisitions (Continued)

Changes in the equity accounts of Predecessor Company, in thousands of U.S. dollars are as follows:

                                                                                                        Accumulated
                                                                                                        -----------
                           Comprehensive                                                                   Other        Total
                           -------------                                                                   -----        -----
                              Income       Preferred Stock           Common Stock           Retained  Comprehensive   Stockholder's
                              ------       ---------------           ------------           --------  -------------   -------------
                              (Loss)       Shares    Amount       Shares       Amount       Earnings      Income       Equity
                             -------       ------    -------      -------      -------      -------       -------       -------
Balance at
   January 1, 2002           $    --         --      $    --       90,910      $ 1,569      $ 2,705       $  (112)      $ 4,162

Net Loss                        (510)        --           --           --           --         (510)           --          (510)

Effect of Currency
   Translation                   444         --           --           --           --           --           444           444
                             -------       ----      -------      -------      -------      -------       -------       -------

Balance at December 31,
                   2002      $   (66)        --           --       90,910        1,569        2,195           332         4,096
                             =======

Net Income                   $   419         --           --           --           --          419            --           419

Effect of Currency
   Translation                   241         --           --           --           --           --           241           241
                             -------       ----      -------      -------      -------      -------       -------       -------

Balance at October 19,
                   2003      $   660       -- $           --       90,910      $ 1,569      $ 2,614       $   573       $ 4,756
                             =======       ====      =======      =======      =======      =======       =======       =======

(5) Concentrations

(A) Concentration of Credit Risk - Financial instruments that potentially subject the Company to significant concentrations of credit risk consists principally of cash and cash equivalents and accounts receivable.



The Company and its subsidiaries maintain their cash and cash equivalents in accounts with two major financial institutions in England and, principally in the form of demand deposit accounts. Deposits in these banks may exceed the amounts of insurance provided on such deposits. The Company has not experienced any losses on its deposits of cash and cash equivalents.

The Company believes that the concentration of credit risk in its accounts receivables is substantially mitigated by the Company's evaluation process, relatively short collection terms, the high level of credit worthiness of its customers and in the case of Seco the purchase of credit insurance for its accounts receivable. The Company performs ongoing credit evaluations of its customers' financial condition, but generally requires no collateral. The Company records an allowance for doubtful accounts specific to the accounts receivable balances outstanding based upon the results of its evaluation of its customers' financial condition. As of June 30, 2004, December 31, 2003, October 19, 2003 and December 31, 2002, the allowance for doubtful accounts was:
$34,000, $0, $22,000 and $0 respectively.

(B) Concentration of Sources of Labor - Approximately 50% of the employees of Seco, an indirect subsidiary of the Company are members of a trade union. Seco is not a party to any collective bargaining agreement with this trade union. Management believes that it has a good relationship with its employees.

(C) Concentration of Sources of Materials - Seco, a subsidiary of the Company, purchases aluminum billets from five smelters. Though these billets are commonly used by extruders, a disruption in the supply from these smelters could cause production delays or a material increase in production costs. The Company has entered into contracts with these smelters to minimize such risk [See Note 6].

ADVANCED ALUMINIUM GROUP LTD AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

(6) Commitments and Contingencies

Operating Leases - The Company leases various vehicles and equipment under operating leases. Rent expense for such vehicles and equipment was $64,000 for the six months ended June 30, 2004, $10,000 for the period from October 20, 2003 to December 31, 2003, $24,000 for the six months ended June 30, 2003, $45,000 for the period from January 1, 2003 to October 19, 2003, and $56,000 for the year ended December 31, 2002.

Future minimum lease payments under operating leases at December 31, 2003 are as follows:

Years Ending                                             Amount
December 31,                                             ------
------------                                (In Thousands of U.S. dollars)

     2004                                             $      31
     2005                                                     8
     2006                                                     2
     2007                                                     2
     Thereafter                                              --
                                                      ---------
     Total                                            $      43
                                                      =========

The Company also leases the office and manufacturing facility for Fagg, under an operating lease that may be cancelled upon one month's notice any time after April 30, 2004. The monthly rent for this facility is approximately $7,000. Rent expense for the five month period ended June 30, 2004 was approximately $35,000.

Purchase Contracts - Seco, an indirect subsidiary of the Company, requires a supply of aluminum billets as raw materials for their production process. Though these billets are generally available on the open market, the Company has entered into purchase contracts with five smelters to reduce the risk of a disruption in supply. These contracts are for the delivery of billets per month at an agreed rate for up to twelve months into the future. Production cost per ton is set under an annual master agreement with each smelter. In advance of production, the Company places material orders with the smelter, at which time the cost of aluminum is determined.

At June 30, 2004 and December 31, 2003, there were purchase agreements totaling approximately $3,090,000 and $829,000 respectively.

(7) Debt

The Company has a Credit Agreement with a bank that allows the Company to borrow against customer accounts receivable of Seco, subject to certain restrictions. Under the terms of the Credit Agreement, the Company may borrow up to a maximum of $7,200,000, subject to the availability of eligible customer receivables. Interest is charged at the rate of 2% above the Base Rate of the Bank of England (6.75% at June 30, 2004 and 5.75% at December 31, 2003). The Company pays a commitment fee equal to 0.14% of the eligible accounts receivable, at the time the accounts receivable are reported to the bank. The amounts outstanding under this agreement are secured by all of the outstanding accounts receivable of Seco. The term of the Credit Agreement is open, but can be terminated by either party with 90 days notice. As of June 30, 2004, December 31, 2003 and October 20, 2003, there was $3,760,000, $6,332,000 and $2,271,000 outstanding under the
Credit Agreement. As of June 30, 2004 and December 31, 2003, the Company had unused borrowing availability of $-0- and $340,000, respectively.

ADVANCED ALUMINIUM GROUP LTD AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

(7) Debt (Continued)

The Company also has a Credit Agreement with another bank that allows the Company to borrow against customer accounts receivable of Fagg, subject to certain restrictions. Under the terms of the Credit Agreement, the Company may borrow up to a maximum of $630,000, subject to the availability of eligible customer receivables. Interest is charged at the rate of 2.20% above the Base Rate of the Bank of England (6.95% at June 30, 2004). The Company pays a commitment fee equal to 0.50% of the eligible accounts receivable, at the time the accounts receivable are reported to the bank. The amounts outstanding under this agreement are secured by all of the outstanding accounts receivable of Fagg. The term of the Credit Agreement is open, but can be terminated by either party with 90 days notice. As of June 30, 2004, there was $517,000 outstanding under the Credit Agreement. As of June 30, 2004, the Company had unused borrowing availability of $113,000.

As of June 30, 2004, December 31, 2003, October 19, 2003 and December 31, 2002 the weighted average interest rate for the credit agreements was 6.77%, 6.75%, 6.75% and 7.75%, respectively.

The Company has an overdraft agreement with a bank that allows the Company to borrow up to $180,000. As of June 30, 2004, there was $176,000 outstanding under the agreement. The proceeds are to be used to financed building reconstruction and will be converted into a mortgage upon completion of the construction. The outstanding balance bears interest at 2% above the Base Rate of the Bank of England (6.75% at June 30, 2004). There were no balances outstanding for periods prior to June 30, 2004.

In connection with the acquisition of Fagg in January 2004, the Company issued notes payable to the former owners in the original amount of approximately $675,000. The notes do not bear interest and are payable in monthly installments of approximately $54,000 beginning February, 2004. The notes are secured by fifty percent of the common shares of Fagg. As of June 30, 2004, the unpaid balance was $405,000.

Long-term debt consisted of the following at June 30, 2004, December 31, 2003, October 19, 2003 and December 31, 2002:

                                                     Advanced Aluminum
                                                         Group Ltd                  Predecessor Company
                                               ---------------------------    -------------------------------
                                                 June 30,     December 31,      October 19,      December 31,
                                                  2004           2003              2003              2003
                                               -----------    ------------    -------------      ------------
                                               (Unaudited)
                                                              (In thousands of U.S. dollars)
Mortgage Loan,  6.435% Due January 2019        $     3,506    $         --    $          --      $         --
Machinery and Equipment Loans                          606              --               --                --
                                               -----------    ------------    -------------      ------------
Total Long-Term Debt                                 4,112              --               --                --
Less: Amounts Due Within One Year                     (363)             --               --                --
                                               -----------    ------------    -------------      ------------
   Long-Term Portion                           $     3,749    $         --    $          --      $         --
                                               ===========    ============    =============      ============

The mortgage loan is secured by the real estate, including land, buildings and improvements of the facilities located in Whittam, England, and has a 15 year term. The interest rate on the mortgage is fixed for five years, after which time the Company has the option to accept a fixed rate based upon the then market rates or accept a variable rate at the Bank of England Base Rate plus 1.5%.

The machinery and equipment loans are secured by certain machinery and equipment of Fagg. The agreements range from 3 to 5 years with interest ranging between 5% and 8%.

ADVANCED ALUMINIUM GROUP LTD AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

(7) Debt (Continued)

Following are the principal amounts due under long-term debt due as of June 30, 2004 by fiscal year:

Years Ending                                          Amount
December 31,                                          ------
------------                                (In thousands of U.S. dollars)

     2004                                            $       286
     2005                                                    325
     2006                                                    274
     2007                                                    236
     2008                                                    224
     Thereafter                                            2,767
                                                     -----------
     Total                                           $     4,112
                                                     ===========

(8) Common Stock

The Company has 1,000 shares of common stock authorized and issued as of June 30, 2004 and December 31, 2003. The Company does not have any equity incentive plans or other stock based compensation plans. There are no outstanding warrants for the purchase of common stock.

The Predecessor Company had 90,910 shares authorized issued and outstanding at October 19, 2003 and December 31, 2002 of its $2 per share stated value common stock. The Predecessor Company had 700,000 shares of preferred, $1 per share stated value stock authorized, but none issued or outstanding.

(9) Income Taxes

Income tax expense (benefit) consisted of the following:

                                         October 20,       January 1,
                                           2003 to           2003 to            Year ended
                                        December 31,       October 19,         December 31,
                                            2003              2003                 2002
                                        ------------    ---------------      --------------
                                                  (In thousands of U.S. dollars)

Current Tax Expense (Benefit)           $        (54)   $           165      $          (11)
Deferred Tax Expense (Benefit)                    18                (45)                (37)
                                        ------------    ---------------      --------------
   Total Tax Expense (Benefit)          $        (36)   $           120      $          (48)
                                        ============    ===============      ==============

ADVANCED ALUMINIUM GROUP LTD AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

(9) Income Taxes (Continued)

Current tax expense (benefit) was computed as follows:

                                              October 20,       January 1,
                                                2003 to           2003 to            Year ended
                                             December 31,       October 19,         December 31,
                                                 2003              2003                 2002
                                             ------------    ---------------      --------------
                                                       (In thousands of U.S. dollars)

Pre-Tax Book Income (Loss)                   $       (200)   $           539      $         (463)
Statutory Rate                                         30%                30%                 20%
                                             ------------    ---------------      --------------
   Subtotal                                           (60)               162                 (92)

Effect of:
   Nondeductible Expenses                               2                 10                  13
   Excess of Tax Depreciation Over Bank                10                 56                  33
   Change in Estimates                                 (3)               (34)                 35
   Operating Loss Carryforward                         (1)               (10)                 --
   Other                                               (2)               (19)                 --
                                             ------------    ---------------      --------------
   Totals                                    $        (54)   $           165      $          (11)
                                             ============    ===============      ==============

Deferred tax expense (benefit) was computed as follows:

                                              October 20,       January 1,
                                                2003 to           2003 to            Year ended
                                             December 31,       October 19,         December 31,
                                                 2003              2003                 2002
                                             ------------    ---------------      --------------
                                                       (In thousands of U.S. dollars)

Effect of:
   Timing Differences                        $         18    $           (41)     $          (37)
   Change in Tax Rate                                  --                 (4)                 --
                                             ------------    ---------------      --------------
   Totals                                    $         18    $           (45)     $          (37)
                                             ============    ===============      ==============

Current deferred tax assets consisted of the following:

                                              Advanced Aluminium
                                                  Group, Ltd.              Predecessor Company
                                          --------------------------  ---------------------------
                                          June 30,     December 31,     October 19,   December 31,
                                            2004           2003            2003           2002
                                          ------------  ------------  ------------   ------------
                                         (Unaudited)
                                                      (In thousands of U.S. dollars)
Fagg Tax Operating Losses,
   at 19% Statutory Rate                  $         20  $         --  $         --   $         --
Seco/Predecessor Company Timing
   Differences at 30%, 30%, 30% and
   20% Statutory Rates, Respectively                 7             8             6             20
                                          ------------  ------------  ------------   ------------
   Totals                                 $         27  $          8  $          6   $         20
                                          ============  ============  ============   ============

ADVANCED ALUMINIUM GROUP LTD AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

(9) Income Taxes (Continued)

Non-current deferred tax assets (liabilities) consisted of the following:

                                                          Advanced Aluminium
                                                              Group, Ltd.              Predecessor Company
                                                      --------------------------  ---------------------------
                                                      June 30,     December 31,     October 19,   December 31,
                                                       2 0 0 4        2 0 0 3         2 0 0 3        2 0 0 2
                                                      ------------  ------------  ------------   ------------
                                                     (Unaudited)
                                                                  (In thousands of U.S. dollars)
Fagg Differences between Book and Tax
   Accumulated Depreciation at 19%
   Statutory Rate                                     $        (96) $         --  $         --   $         --
Seco/Predecessor Differences between Book
   and Tax Accumulated Depreciation at 30%,
   0%, 30% and 20% Statutory Rates, Respectively                18            55            57              1
                                                      ------------  ------------  ------------   ------------
   Totals                                             $        (78) $         55  $         57   $          1
                                                      ============  ============  ============   ============

(10) Retirement Plans

The Company has defined contribution plans covering certain employees. The Company's annual contribution to the defined contribution plans is based on the matching of employee minimum contributions up to 2% of annual salary and amounted to $37,000 for the six months ended June 30, 2004, $13,000 for the period from October 20, 2003 to December 31, 2003, $31,000 for the six months ended June 30, 2003, $50,000 for the period from January 1, 2003 to October 19, 2003, and $64,000 for the year ended December 31, 2002.

(11) Subsequent Event (Unaudited)

On September 22, 2004, the Company entered into a Share Exchange Agreement ("Exchange Agreement") with Sunningdale, Inc., a Delaware corporation ("Sunningdale"), the stockholders of the Company, and Keating Reverse Merger Fund, LLC ("KRM Fund"). Under the Exchange Agreement, Sunningdale will, at closing, acquire all of the outstanding capital stock of the Company in exchange for Sunningdale's issuance to the Company's stockholders of 2,295,000 shares of Sunningdale's common stock.

Sunningdale has 255,000 shares of its common stock outstanding. Accordingly, immediately following the closing, the Company's stockholders will own 90% of the issued and outstanding shares of Sunningdale's common stock, and the existing stockholders of Sunningdale will own the remaining 10%. The purchase of the shares of the Company by Sunningdale will be treated for accounting and financial reporting purposes as a reverse acquisition of Sunningdale by the

Company, since the former stockholders of the Company will control Sunningdale after the transaction. Under this accounting treatment, the Company is deemed for accounting purposes to be the acquiring entity and Sunningdale the acquired entity.

Completion of the transactions contemplated under the Exchange Agreement are subject to the satisfaction of certain contingencies including, without limitation, the Company's delivery of audited and pro forma financial information acceptable to Sunningdale, and compliance with regulatory requirements. The directors of the Company and Sunningdale have approved the Exchange Agreement and the transactions contemplated thereunder.

                               . . . . . . . . . .

W.H.J. FAGG & SON LTD.
--------------------------------------------------------------------------------

INDEX TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

                                                                            Page
                                                                            ----

Report of Independent Registered Public Accounting Firm ....................   2

Balance Sheet as of January 31, 2004........................................   3

Statement of Operations for the year ended January 31, 2004.................   4

Statement of Stockholders' Equity and Comprehensive Income (Loss)...........   5

Statements of Cash Flows for the year ended January 31, 2004................   6

Notes to Financial Statements...............................................   7

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors and Stockholders of W.H.J. Fagg & Son Ltd.

We have audited the accompanying balance sheet of W.H.J. Fagg & Son Ltd. (the "Company") as of January 31, 2004, and the related statements of operations, stockholders' equity, and comprehensive income (loss) and cash flows for year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of W.H.J. Fagg & Son Ltd. as of January 31, 2004, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.


                                                MOORE STEPHENS, P. C.
                                                Certified Public Accountants.
                                                /s/ MOORE STEPHENS, P. C.
Cranford, New Jersey
September 7, 2004

W.H.J. FAGG & SON, LTD.
--------------------------------------------------------------------------------

BALANCE SHEET AS OF JANUARY 31, 2004.
(IN THOUSANDS OF U.S. DOLLARS)
--------------------------------------------------------------------------------

Assets:
Current Assets:
   Cash and Cash Equivalents                                            $      7
   Accounts Receivable - Net                                               1,109
   Inventories                                                               417
   Deferred Tax Asset                                                         14
   Other Current Assets                                                       15
                                                                        --------
   Total Current Assets                                                    1,562

Property, Plant and Equipment - Net                                        1,177
                                                                        --------
     Total Assets                                                       $  2,739
                                                                        ========

Liabilities and Stockholders' Equity (Deficit):
Current Liabilities:
   Short Term Borrowings                                                $    544
   Accounts Payable                                                          615
   Current Portion of Long-Term Debt                                         211
   Other Current Liabilities                                                  93
                                                                        --------
   Total Current Liabilities                                               1,463

Long-Term Debt, Less Current Portion                                         368

Deferred Tax Liability                                                       100
                                                                        --------
   Total Liabilities                                                       1,931
                                                                        --------

Stockholders' Equity:
   Preferred Stock, $1.46 Per Share Stated Value, 200,000 Shares
     Authorized, None Issued or Outstanding                                   --
   Common Stock, $1.46 Per Share Stated Value, 300,000 Shares
     Authorized, 200,000 Issued and Outstanding                              292
   Retained Earnings                                                         351
   Accumulated Other Comprehensive Income:
     Cumulative Translation Adjustment                                       165
                                                                        --------
   Total Stockholders' Equity                                                808
                                                                        --------
   Total Liabilities and Stockholders' Equity                           $  2,739
                                                                        ========


The Accompanying Notes are an Integral Part of the Financial Statements.

W.H.J. FAGG & SON, LTD.
--------------------------------------------------------------------------------

STATEMENT OF OPERATIONS FOR THE YEAR ENDED JANUARY 31, 2004.
(IN THOUSAND OF U.S. DOLLARS)
--------------------------------------------------------------------------------


Net Sales                                                             $   5,034
                                                                      ---------

Cost of Sales                                                             3,925
                                                                      ---------

Gross Profit                                                              1,109

Selling, General and Administrative Expenses                                984
                                                                      ---------

   Income from Operations                                                   125

Interest Expense                                                            120
                                                                      ---------

   Income Before Income Taxes                                                 5

Provision For Income Taxes                                                   10
                                                                      ---------

   Net Loss                                                           $      (5)
                                                                      =========


The Accompanying Notes are an Integral Part of the Financial Statements.

W.H.J. FAGG & SON, LTD.
--------------------------------------------------------------------------------

STATEMENT OF STOCKHOLDERS' EQUITY AND COMPREHENSIVE INCOME (LOSS) FOR THE YEAR ENDED JANUARY 31, 2004.
(IN THOUSANDS OF U.S. DOLLARS)
--------------------------------------------------------------------------------


                                                                                        Cumulative
                           Comprehensive     Preferred Stock           Common Stock      Retained  Translation
                           Income/(Loss)    Shares    Amount         Stock     Amount    Earnings   Adjustment    Total
                           -------------    ------  ----------   -----------  --------  ---------  -----------  ----------
Balance -
January 31, 2003             $     --           --  $       --       200,000  $    292  $     422  $        85  $     799

Net Loss                           (5)          --          --            --        --         (5)          --         (5)

Dividends Paid                     --           --          --            --        --        (66)          --        (66)

Effect of Currency

   Translation in the
   Period                          80           --          --            --        --         --           80         80
                             --------     --------  ----------  ------------  --------  ---------  -----------  ---------
                             $     75
                             ========
Balance -
January 31, 2004                                --  $       --       200,000  $    292  $     351  $       165  $     808
                                          ========  ==========   ===========  ========  =========  ===========  =========


The Accompanying Notes are an Integral Part of the Financial Statements.

W.H.J. FAGG & SON, LTD.
--------------------------------------------------------------------------------

STATEMENT OF CASH FLOWS FOR THE YEAR ENDED JANUARY 31, 2004.
(IN THOUSANDS OF U.S. DOLLARS)
--------------------------------------------------------------------------------


Operating Activities:
   Net Loss                                                           $      (5)
   Adjustments to Reconcile Net Loss to Cash From Operations:
     Depreciation                                                           184

   Changes in Assets and Liabilities:
     Decrease (Increase):
       Receivables                                                         (248)
       Inventories                                                          156
       Other Current Assets                                                 155

     Increase (Decrease):
       Accounts Payable                                                     120
       Other Current Liabilities                                            (35)
                                                                      ---------
     Net Cash - Operating Activities                                        327
                                                                      ---------
Investing Activities:
   Capital Expenditures                                                    (220)
                                                                      ---------
Financing Activities:
   Net Changes To Short Term Borrowings                                    (142)
   Increase In Long Term Debt                                               334
   Payment Of Long-Term Debt                                               (230)
   Payment Of Dividends                                                     (66)
                                                                      ---------
   Net Cash - Financing Activities                                         (104)
                                                                      ---------
Effect of Exchange Rate Changes on Cash                                       1
                                                                      ---------
   Net Change in Cash and Cash Equivalents                                    4
Cash and Cash Equivalents - Beginning of Year                                 3
                                                                      ---------
   Cash and Cash Equivalents - End of Year                            $       7
                                                                      =========

Supplemental Cash Flow Information:
   Cash paid during the year for:

     Interest                                                         $     120

     Income Taxes                                                     $      --


The Accompanying Notes are an Integral Part of the Financial Statements.

W.H.J. FAGG & SON LTD.
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

(1) Business

W.H.J. Fagg & Son Ltd. (the "Company"), a privately held corporation organized under the laws of England, provides precision engineering, tool making and volume production of machined aluminum components principally for its Great Britain based automotive industry clients.

(2) Significant Accounting Policies

Foreign Currency - The Company headquarters and principal business operations are located in England. Although all purchase contracts for raw materials are denominated in U.S. dollars, all other expenses and all revenues are denominated in UK Pound Sterling. As such, management has determined that the functional currency for financial reporting purposes is the UK Pound Sterling. Translation into U.S. dollars have been translated in the following manner: assets and liabilities using the exchange rates in effect at the balance sheet date, stockholders equity at historical rates, and results of operations and cash flows at the average exchange rates during the period. The effect of exchange rate changes are reflected as a separate component of shareholders equity.

Use of Estimates - The preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Concentration of Credit Risk - Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash and cash equivalents and accounts receivable.

Cash and Cash Equivalents - The Company considers all highly liquid debt securities purchased with an original maturity of three months or less to be cash equivalents.

Accounts Receivable - Accounts receivables consist of uncollateralized customer obligations due under normal trade terms, generally requiring payment within 60 days of the invoice date. Past due receivables do not bear interest. Management reviews trade receivables periodically and reduces the carrying amount by a valuation allowance that reflects management's best estimate of the amount that may not be collectable. As of January 31, 2004, the allowance for doubtful accounts was $-0-.

Inventories - Inventories consist of raw materials and work in process/ finished goods Inventories are stated at the lower of cost (first-in, first-out method) or market. Inventories consist of:

                                             (In thousands of U.S. dollars)

Raw materials                                         $       332
Work in process and finished goods                             85
                                                      -----------
   Total                                              $       417
                                                      ===========

Income Taxes - The Company accounts for income taxes under the liability method, whereby current and deferred tax assets and liabilities are determined based on tax rates and laws enacted as of the balance sheet date. Deferred tax expense represents the change in the deferred tax asset/liability balance.

W.H.J. FAGG & SON LTD.
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

(2) Significant Accounting Policies (Continued)

Property, Plant and Equipment - Property and equipment is stated at cost. Depreciation is computed principally using the straight-line method. The estimated useful lives are:

Equipment, furniture & fixtures     3 to 15 years
Vehicles                            3 to 5 years

Expenditures for maintenance and repairs which do not materially extend the useful lives of property, plant and equipment are charged to earnings. When property or equipment is sold or otherwise disposed of, the cost and related accumulated depreciation are removed from the respective accounts with the resulting gain or loss reflected in earnings. Property, plant and equipment consists of the following:

                                                 (In thousands of U.S. dollars)

Equipment, Furniture and Fixtures                         $      3,047
Vehicles                                                            25
                                                          ------------
Total                                                            3,072
Less: Accumulated Depreciation                                  (1,895)
                                                          ------------
   Property, Plant and Equipment, Net                     $      1,177
                                                          ============

Depreciation expense was $184,000 for the year ended January 31, 2004.

Revenue Recognition - The Company recognizes revenue after its product is shipped and collectibility is reasonably assured.

Net Revenues - Net revenues include the amounts charged for products shipped to customers, plus recoveries of the freight charges to ship the product from the manufacturing facility to the customer.

Cost of Sales - Cost of product sales includes the direct cost of the product, including material, labor, overhead and the freight charges to ship the product to the customer.

Selling, General and Administrative Expenses - Selling general and administrative expenses include costs for sales and administrative employee wages, benefits, legal, accounting and consulting services and other general and administrative costs.

Impairment of Long-Lived Assets - The company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. When such factors and circumstances exist, the projected undiscounted future cash flows associated with the future use and disposal of the related asset or group of assets is compared to their respective carrying amounts. Impairment, if any, is measured as the excess of the carrying amount over the fair value, based on market value when available, or discounted expected cash flows, of those assets and is recorded in the period in which the determination is made.

W.H.J. FAGG & SON LTD.
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

(2) Significant Accounting Policies (Continued)

Fair Value of Financial Instruments - The Company adopted Statement of Financial Accounting Standards ("SFAS") No.107, "Disclosure About Fair Value of Financial Instruments," which requires disclosing fair value, to the extent practicable, for financial instruments which are recognized or unrecognized in the balance sheet. The fair value of the financial instruments disclosed herein is not necessarily representative of the amount that could be realized or settled, nor does the fair value amount consider the tax consequences of realization or settlement.

In assessing the fair value of these financial instruments, the Company used a variety of methods and assumptions, which were based on estimates of market conditions and risks existing at that time. For certain instruments, including cash and cash equivalents, related party and trade and notes payable, it was assumed that the carrying amount approximated fair value for the majority of these instruments because of their short maturities.

The fair value of long-term debt is based upon current rates at which the Company could borrow funds with similar remaining maturities. It was assumed that the carrying amount approximated fair value for these instruments.

Research and Development Costs - The Company does not have a research and development department. The development activity generally relates to designing new products, which is principally done by employees with general administrative or other operating responsibility. As such, the Company does not separately account for such costs. However, management believes the total amount expended on these activities are not significant. All such costs are expensed as incurred.

Advertising - The Company expenses advertising costs as incurred. Advertising expenses were approximately $4,000 for the year ended January 31, 2004.

Recent Accounting Pronouncements - In May 2003, the Financial Accounting Standards Board ("FASB") issued SFAS 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." SFAS 150 changes the accounting guidance for certain financial instruments that, under previous guidance, could be classified as equity or "Mezzanine" equity by now requiring those instruments to be classified as liabilities (or assets in some circumstances) on the balance sheet. Further, SFAS 150 requires disclosure regarding the terms of those instruments and settlement alternatives. SFAS 150 is generally effective for all financial instruments entered into or modified after May 31, 2003, and is otherwise effective at the beginning of the first interim period beginning after June 15, 2003. The adoption of SFAS 150 did not have a material impact on the Company's financial position, results of operations or cash flows.

In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities." SFAS 149 amends SFAS 133 to clarify the definition of a derivative and incorporate many of the implementation issues cleared as a result of the Derivatives Implementation Group process. This statement is effective for contracts entered into or modified after June 30, 2003, and should be applied prospectively after that date. The adoption of SFAS 149 is not expected to have a material effect on the financial statements.

In December 2002, FASB issued SFAS 148 "Accounting for Stock-Based Compensation-- Transition and Disclosure--an amendment of SFAS 123." SFAS 148 provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation from the intrinsic value-based method of accounting prescribed by APBO 25. As allowed by SFAS 123, the Company has elected to continue to apply the intrinsic value-based method of accounting, and has adopted the disclosure requirements of SFAS 123. The Company currently does not anticipate adopting the provisions of SFAS 148.

W.H.J. FAGG & SON LTD.
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

(2) Significant Accounting Policies (Continued)

Recent Accounting Pronouncements (Continued) - In July 2002, the FASB issued SFAS 146, "Accounting for Costs Associated with Exit or Disposal Activities." SFAS 146 provides new guidance on the recognition of costs associated with exit or disposal activities. The standard requires companies to recognize costs associated with exit or disposal activities when they are incurred rather than at the date of commitment to an exit or disposal plan. SFAS 146 supersedes previous accounting guidance provided by the EITF Issue 94-3 "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." EITF Issue 94-3 required recognition of costs at the date of commitment to an exit or disposal plan. SFAS 146 is to be applied prospectively to exit or disposal activities initiated after December 31, 2002. Early application is permitted. The adoption of SFAS 146 by the Company is not expected to have a material impact on the Company's financial position, results of operations, or cash flows.

In April 2002, the FASB issued SFAS 145, "Rescission of FASB Statements 4, 44, and 64, Amendment of FASB Statement 13, and Technical Corrections." Among other things, this statement rescinds FASB Statement 4, "Reporting Gains and Losses from Extinguishment of Debt" which required all gains and losses from extinguishment of debt to be aggregated and, if material, classified as an extraordinary item, net of related income tax effect. As a result, the criteria in APB Opinion 30, "Reporting the Results of Operations --Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions," will now be used to classify those gains and losses. The provisions of SFAS 145 related to the classification of debt extinguishment are effective for years beginning after May 15, 2002. The adoption of SFAS 145 by the Company is not expected to have a material impact on the Company's financial position, results of operations, or cash flows.

(3) Commitments and Contingencies

Operating Leases - The Company leases its office and manufacturing facility , under an operating lease that may be cancelled upon one month's notice any time after April 30, 2004. The monthly rent for this facility is approximately $7,000. Rent expense for the facility was $84,000 for the year ended January 31, 2004.

(4) Debt

The Company has a Credit Agreement with a bank that allows the Company to borrow against customer accounts receivable , subject to certain restrictions. Under the terms of the Credit Agreement, the Company may borrow up to a maximum of $550,000, subject to the availability of eligible customer receivables. Interest is charged at the rate of 2.20% above the Base Rate of the Bank of England (5.95% at January 31, 2004). The Company pays a commitment fee equal to 0.50% of the eligible accounts receivable, at the time the accounts receivable are reported to the bank. The amounts outstanding under this agreement are secured by all of the outstanding accounts receivable. The term of the Credit Agreement is open, but can be terminated by either party with 90 days notice. As of January 31, 2004, there was $544,000, outstanding under the line of credit.

W.H.J. FAGG & SON LTD.
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

(4) Debt (Continued)

The Company finances certain manufacturing equipment under various equipment financing arrangements. Future amounts payable by year are as follows:

Year ended                              (In thousands of U.S. dollars)
January 31,                              -----------------------------
-----------

     2005                                       $         211
     2006                                                 168
     2007                                                 107
     2008                                                  58
     2009                                                  35
                                                -------------
     Total                                      $         579
                                                =============

(5) Income Taxes

Income tax expense (benefit) consisted of the following:

                                                  Year ended
                                               January 31, 2004
                                        (In thousands of U.S. dollars)
                                        ------------------------------

Current Tax                                     $          --
Deferred Tax                                               10
                                                -------------
   Total                                        $          10
                                                =============

The current deferred tax asset of the Company was computed at the UK statutory rate of 19% and consisted of tax operating loss carryforwards. The noncurrent deferred tax liability was also computed at the statutory rate and consisted of tax deprecation in excess of book

(6) Retirement Plans

The Company has a defined contribution plan covering certain employees. The Company's annual contribution to the defined contribution plan is based on the matching of employee minimum contributions up to 2% of annual salary and amounted to $8,000 for the year ended January 31, 2004.

(7) Subsequent Events

Effective February 1, 2004, all of the outstanding shares of the Company were sold to a wholly-owned subsidiary of Advanced Aluminum Group Ltd., for a total amount of approximately $1,350,000. Payment was made in the form of cash of $675,000 and notes in the amount of $675,000.

                                . . . . . . . . .

(b) Pro forma financial information.

                     PRO FORMA COMBINED FINANCIAL STATEMENTS

On September 22, 2004, Sunningdale, Inc., a Delaware corporation ("Sunningdale") entered into a Share Exchange Agreement ("Exchange Agreement") with Advanced Aluminium Group Limited ("AAG"), the stockholders of AAG, and Keating Reverse Merger Fund, LLC ("KRM Fund"). Under the Exchange Agreement, Sunningdale will, at closing, acquire all of the outstanding capital stock of AAG in exchange for Sunningdale's issuance to the AAG stockholders of 2,295,000 shares of Sunningdale's common stock. A copy of the Exchange Agreement was filed as
Exhibit 2.1 to the Form 8-K Current Report filed with the United States Securities and Exchange Commission on September 22, 2004.

The purchase of the shares of AAG by Sunningdale will be treated for accounting and financial reporting purposes as a reverse acquisition of Sunningdale by AAG, since the former AAG stockholders will control Sunningdale after the transaction. Under this accounting treatment, AAG is deemed for accounting purposes to be the acquiring entity and Sunningdale the acquired entity. The financial statements of Sunningdale after the transaction will reflect AAG on a historical basis and will include the results of operations of Sunningdale from the effective date of the transaction. As Sunningdale has not pursued any revenue generating activity in the last six months, the merger will be treated as a recapitalization of AAG, with no goodwill recorded.

The following pro forma combined financial information represents Sunningdale's pro forma combined balance sheet as of June 30, 2004 and statements of operations for the six months ended June 30, 2004 and the year ended December 31, 2003, after giving effect to the transaction. This pro forma information should be read in conjunction with the consolidated financial statements of AAG contained elsewhere in the Form 8-K.

The following pro forma combined balance sheet gives effect to the transaction as if it occurred on June 30, 2004. The accompanying pro forma combined statements of operations give effect to the transaction as if it occurred at the beginning of the periods presented. The financial statements include adjustments directly attributable to the transaction and that are expected to have a continuing impact on the combined company.

The pro forma information is based on historical financial statements. The information has been prepared in accordance with the rules and regulations of the SEC and is provided for comparison and analysis purposes only. The pro forma information does not purport to be indicative of the results that actually would have occurred had the combination been effected at the beginning of the periods presented.

ADVANCED ALUMINIUM GROUP LTD AND SUBSIDIARIES
--------------------------------------------------------------------------------

PRO FORMA BALANCE SHEETS
(UNAUDITED)
(IN THOUSANDS OF U.S. DOLLARS)
--------------------------------------------------------------------------------

                                                       AAG and
                                                    Subsidiaries        Sunningdale
                                                      June 30,          June 30,            Pro Forma          Pro Forma
                                                        2004              2004             Adjustments         Combined
                                                       -------           -------           -----------         ---------
                                                     (Unaudited)
Assets:
   Current Assets                                $           9,601   $             1  $            --     $         9,602
   Property, Plant and Equipment - Net                       4,543                --               --               4,543
   Intangible Assets                                           556                --               --                 556
                                                 -----------------   ---------------  ---------------     ---------------
   Total Assets                                  $          14,700   $             1  $            --     $        14,701
                                                 =================   ===============  ===============     ===============
Liabilities:
Current Liabilities:
   Short-Term Borrowings                         $           4,858   $            --  $            --     $         4,858
   Current Portion of Long-Term Debt                           363                                                    363
   Accounts Payable and Other Current
     Liabilities                                             6,189                10               --               6,199
                                                 -----------------   ---------------  ---------------     ---------------

   Total Current Liabilities                                11,410                10               --              11,420

Non-Current Deferred Taxes                                      78                --               --                  78
Long-Term Debt                                               3,749                --               --               3,749
                                                 -----------------    --------------  ---------------     ---------------

   Total Liabilities                                        15,237                10               --              15,247
                                                 -----------------   ---------------  ---------------     ---------------

Shareholders' Equity:
   Common Stock                                                  2               --                (2)(A)              --
   Additional Paid In Capital                                   --               512             (512)(B)              --
   Accumulated Deficit                                        (536)             (521)             514 (C)            (543)
   Other Comprehensive Loss:
   Cumulative Translation Adjustment                            (3)              --                --                  (3)
                                                 -----------------   ---------------  ---------------     ---------------
   Total Stockholders' Deficit                                (537)               (9)              --                (546)
                                                 -----------------   ---------------  ---------------     ---------------
   Total Liabilities and Stockholders'
     Deficit                                     $          14,700   $             1  $            --     $        14,701
                                                 =================   ===============  ===============     ===============

Recapitalization adjustments for the purchase of AAG by Sunningdale under the reverse acquisition method, computed as follows:

(A) Common Stock - A calculated amount to result in 2,550,000 shares of common stock outstanding after completion of the transaction multiplied by the par value of $0.0001.

(B) Additional Paid in Capital - Elimination of Sunningdale's Additional Paid in Capital account so that AAG's historical balance carries forward.

(C) Accumulated Deficit - Elimination of Sunningdale's accumulated deficit account so that AAG's historical balance carries forward, plus an amount calculated to force the Total Assets and Total Liabilities and Stockholders' Deficit to balance.

ADVANCED ALUMINIUM GROUP LTD AND SUBSIDIARIES
--------------------------------------------------------------------------------

PRO FORMA STATEMENT OF OPERATIONS
(UNAUDITED)
(IN THOUSANDS OF U.S. DOLLARS)
--------------------------------------------------------------------------------

The following Pro forma Statements of Operations have been prepared assuming that the acquisitions of Seco Aluminium Ltd ("Seco") and WHJ Fagg & Son ("Fagg") by AAG and the transaction with Sunningdale had been completed as of the beginning of each period presented. There are no pro forma adjustments to the historical Statement of Operations for the six months ended June 30, 2004, other in the computation of earnings per share, where the weighted average number of shares outstanding for each period assumes the number of shares that will be outstanding after the closing of the transaction.

                               AAG and                                                      Pro Forma                    Pro Forma
                            Subsidiaries        Seco            Fagg                        Combined     Sunningdale     Combined
                             -----------    -----------    -----------                    -----------    -----------    -----------
                             October 20,     January 1,
                               2003 to         2003 to       Year ended                    Year ended     Year ended     Year ended
                            December 31,     October 20,     January 31,   Pro Forma      December 31,   September 30,  December 31,
                               2 0 0 3         2 0 0 3         2 0 0 4    Adjustments        2 0 0 3        2 0 0 3        2 0 0 3
                             -----------    -----------    -----------    -----------     -----------    -----------    -----------
                             As Reported     As Reported    As Reported                                   As Reported

Net Sales                    $     4,194    $    17,053    $     5,034     $       --     $    26,281    $        --    $    26,281
Cost of Sales                      4,004         15,311          3,925             --          23,240             --         23,240
                             -----------    -----------    -----------     ----------     -----------    -----------    -----------

   Gross Profit                      190          1,742          1,109             --           3,041             --          3,041

Selling, General and
   Administrative Expenses           268          1,055            984            101(C)        2,408             79          2,487
                             -----------    -----------    -----------     ----------     -----------    -----------    -----------

   Income (Loss) From
     Operations                      (78)           687            125           (101)            633            (79)           554

Interest Expense                     122            148            120            487(A)          877             --            877
                             -----------    -----------    -----------     ----------     -----------    -----------    -----------

   Income (Loss) Before
     Income Taxes                   (200)           539              5           (588)           (244)           (79)          (323)

Provision For Income Taxes           (36)           120             10            (94)(B)          --             --             --
                             -----------    -----------    -----------     ----------     -----------    -----------    -----------

   Net Income (Loss)         $      (164)   $       419    $        (5)    $     (494)    $      (244)   $       (79)   $      (323)
                             ===========    ===========    ===========     ==========     ===========    ===========    ===========
Loss Per Share                                                                                           $     (0.58)   $     (0.13)
                                                                                                         ===========    ===========
Weighted Average Number of
   Shares Outstanding (1)                                                                                    136,800      2,550,000
                                                                                                         ===========    ===========

Explanation of pro forma adjustments:

(A) To adjust interest expense for the additional debt related to the acquisitions as if the debt was outstanding for the full year.

(B) To eliminate the income tax provision/benefit reported by each company to reflect the pro forma loss before income taxes.

(C) To record amortization of intangible assets of Fagg.

(1) The "as reported" number of shares outstanding reflects a 1 for 5 reverse split during January 2004.

344892.5

ADVANCED ALUMINIUM GROUP LTD AND SUBSIDIARIES
--------------------------------------------------------------------------------

PRO FORMA STATEMENT OF OPERATIONS
(UNAUDITED)
(IN THOUSANDS OF U.S. DOLLARS)
--------------------------------------------------------------------------------

                                                      AAG and
                                                    Subsidiaries      Sunningdale
                                                  Six Months Ended  Six Months Ended
                                                      June 30,           June 30,        Pro Forma           Pro Forma
                                                       2004               2004          Adjustments          Combined
                                                   -------------       -----------      -----------          ---------
                                                     (Unaudited)
                                                     As Reported       As Reported

Net Sales                                        $        14,544   $            --   $           --     $        14,544
Cost of Sales                                             13,032                --               --              13,032
                                                  --------------   ---------------   --------------     ---------------
   Gross Profit                                            1,512                --               --               1,512
Selling, General and Administrative
   Expenses                                                1,668                43               --               1,711
                                                 ---------------   ---------------  ---------------     ---------------
   Income (Loss) From Operations                            (156)              (43)              --                (199)
Interest Expense                                             280                --               --                 280
                                                 ---------------   ---------------  ---------------     ---------------
   Income (Loss) Before Income Taxes                        (436)              (43)              --                (479)
Provision for Income Taxes                                   (64)               --               --                 (64)
                                                 ---------------   ---------------  ---------------     ---------------
   Net Income (Loss)                             $          (372)  $           (43) $            --     $          (415)
                                                 ===============   ===============  ===============     ===============
   Net Loss Per Share                                              $         (0.22)                     $         (0.16)
                                                                   ===============                      ===============
   Weighted Average Shares Outstanding (1)                                 200,000                            2,550,000
                                                                   ===============                      ===============

(1) The "as reported" number of shares outstanding reflects a 1 for 5 reverse split during January 2004.

(c) Exhibits.
    ---------

      2.1 Share Exchange Agreement by and between Sunningdale, Inc., Keating Reverse Merger Fund, LLC, Advanced Aluminium Group Limited, and the stockholders of Advanced Aluminium Group Limited dated September 22, 2004*

      2.2 Financial Advisory Agreement by and between Sunningdale, Inc. and Keating Securities, LLC dated October 28, 2004.

      2.3 Voting Agreement by and between Sunningdale, Inc., Keating Reverse Merger Fund, LLC, and the stockholders of Advanced Aluminium Group Limited dated October 28, 2004.

            * Included in Form 8-K filed by Sunningdale, Inc. on September 22,
              2004 Announcing the Execution of the Share Exchange Agreement and hereby incorporated by reference.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, Sunningdale, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       Sunningdale, Inc.

Date:  October 28, 2004               By: /s/ Nicholas A. Shrager
                                           -------------------------------------
                                           Nicholas A. Shrager
                                           Chief Executive Officer and President

                                  EXHIBIT INDEX


Exhibit Number                Description
--------------                -----------

    2.2 Financial Advisory Agreement by and between Sunningdale, Inc. and Keating Securities, LLC dated October 28, 2004

    2.3 Voting Agreement by and between Sunningdale, Inc., Keating Reverse Merger Fund, LLC, and the stockholders of Advanced Aluminium Group Limited dated October 28, 2004